PRESS RELEASE

INNOSPEC ANNOUNCES COMMISSIONING OF NEW ISELUX® FACILITY

Newark, Del. – December 8, 2010 –Innospec Inc. (NASDAQ: IOSP) today announced that it is commissioning its new facility for Iselux® at its manufacturing site in Spencer, North Carolina, which more than doubles the current manufacturing capacity.

Iselux®, the latest breakthrough in surfactant technology, delivers a valuable combination of luxury and clarity. Whether used in shampoos, bath or shower gels, or facial washes, Iselux® offers an elegant, rich lather, while conquering the challenge of developing mild, clear, natural looking formulas. Furthermore, Iselux® includes no sulfates, nitrosamines or 1,4 Dioxane, enabling customers to achieve safe and environmentally sound formulations.

Patrick Williams, Innospec’s President and CEO, said, “We have been delighted with the enthusiastic response to Iselux® from our customers and are pleased that we have been able to accelerate our investment plans to satisfy the growing demand for this innovative new surfactant. Our customers’ personal care products are now selling well at the retail level, and the consumer feedback is excellent.”

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with approximately 800 employees in 23 countries. Innospec manufactures and supplies a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and the Asia-Pacific region. Innospec's Fuel Specialties business specializes in manufacturing and supplying the fuel additives that help improve fuel efficiency, boost engine performance and reduce harmful emissions. Innospec's Active Chemicals business provides effective technology-based solutions for our customers’ processes or products focused in the Personal Care; Household, Industrial & Institutional; and Fragrance Ingredients markets. Innospec's Octane Additives business is the world's only producer of tetra ethyl lead.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Such forward-looking statements include statements (covered by words like “expects”, “anticipates”, “may”, “believes” or similar words or expressions), for example, which relate to operating performance, events or developments that we expect or anticipate will or may occur in the future (including, without limitation, any of the Company’s guidance in respect of sales, gross margins, net income, growth potential and other measures of financial performance). Although forward-looking statements are believed by management to be reasonable when made, caution should be exercised not to place undue reliance on such statements because they are subject to certain risks, uncertainties and assumptions, including in respect of the general business environment, regulatory actions or changes. If the risks or uncertainties materialize or assumptions prove incorrect or change, our actual performance or results may differ materially from those expressed or implied by such forward-looking statements and assumptions. Additional information regarding risks, uncertainties and assumptions relating to the Company and affecting our business operations and prospects are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and other reports filed with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading "Risk Factors”. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information about Innospec, please visit our website at www.innospecinc.com.

Contacts:

Brian Watt Innospec Inc. +44-151-356-6241 Brian.Watt@innospecinc.com Tom Pratt RF|Binder Partners +1-212-994-7563 Tom.Pratt@RFBinder.com